UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2018, 2018 (June 20, 2018)

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

 (Address of Principal Executive Offices) (Zip code)

+86-022-5982-4800

 (Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2018, TMSR Holding Company Limited. (“TMSR Delaware”), a Delaware corporation, entered into certain Agreement and Plan of Merger (the “Merger Agreement”), with its wholly-owned subsidiary, TMSR Holding Company Limited., a newly formed Nevada corporation (“TMSR Nevada” or the “Surviving Corporation”), pursuant to which TMSR Delaware merged into and with TMSR Nevada. The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Merger Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to Exhibit 2.1. The transaction contemplated in the Merger Agreement is hereby referred to as the Reincorporation.

Item 3.02 Unregistered Sales of Equity Securities.

On June 23, 2018, the Company issued an aggregate of 26,693 shares of the Company’s common stock, par value $0.0001 per share, to certain non-U.S. purchasers at a purchase price of $5.00 per share for an aggregate offering price of $133,335 pursuant to certain securities purchase agreement (the “Securities Purchase Agreement”) dated April 20, 2018 and June 22, 2018.  The issuances were pursuant to the exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Securities Holders.

 On June 20, 2018, TMSR Delaware consummated the Reincorporation. As a result, the Company changed its state of incorporation from Delaware to Nevada. The Articles of Incorporation and Bylaws of TMSR Nevada became the governing instruments of the Company, resulting in a 2-for-1 forward stock split of the Company’s common stock (the “Forward Split).

The Reincorporation and Forward Split were approved by shareholders holding the majority of the outstanding shares ofcommon stock of TMSR Delaware on June 1, 2018 at the Annual Meeting of Shareholders.

The Reincorporation and Forward Split did not result in any change in the registrant’s CUSIP number , headquarters, business, management, location of any of its offices or facilities, number of employees, assets, liabilities or net worth. Management, including all directors and officers, remain the same as the management of TMSR Delaware prior to the Reincorporation and will assume identical positions with TMSR Nevada. Holders of outstanding stock certificates representing shares of TMSR Delaware will not be required to surrender such certificates to either TMSR Delaware or the Surviving Corporation. In addition, TMSR Delaware’s shareholders automatically became stockholders of the Surviving Corporation on a post Forward Split basis.

In accordance with Rule 12g-3 under the Exchange Act, the shares of common stock of the Surviving Corporation were deemed to be registered under Section 12(b) of the Exchange Act as the successor to TMSR Delaware. The Surviving Corporation’s shares of common stock will continue to be traded on the NASDAQ Capital Market under the symbol “TMSR”. Starting the opening of trading on June 21, 2018, the Surviving Corporation’s common stock continued to trade on the NASDAQ Capital Market on a Forward Split adjusted basis.

The Articles of Incorporation, Amendment to the Articles of Incorporation and Bylaws of TMSR Nevadaare filed as Exhibit 3.1, 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 20, 2018 by and between TMSR Delaware and TMSR Nevada

3.1	Articles of Incorporation of TMSR Nevada

3.2	Amendment to the Articles of Incorporation of TMSR Nevada

3.3	Bylaws of TMSR Nevada

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR Holding Company Limited

Date: June 26, 2018	By:	/s/ Jiazhen Li
Jiazhen Li
Co-Chairman

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